Exhibit 99.1

99 CENTS ONLY STORES COMPLETES AMENDMENT AND EXTENSION OF ITS ASSET-BASED REVOLVING CREDIT FACILITY UNTIL 2021

CITY OF COMMERCE, California — April 11, 2016 — 99 Cents Only Stores LLC (the “Company”) today announced it has successfully completed an amendment and extension of its asset-based revolving credit facility (the “ABL Facility”).  Under the amendment, the ABL Facility provides commitments of up to $160 million and extends the maturity date by five years to April 8, 2021. Borrowings under the ABL Facility are subject to a borrowing base calculated by reference to the Company’s inventory balance.

Geoffrey Covert, President and Chief Executive Officer, stated, “The ABL Facility is an important part of 99 Cents Only Stores’ capital structure and we are very pleased with the successful completion of this five-year amendment. Given the significant inventory reductions we’ve achieved, coupled with overall improvements in the Company’s working capital position, the $160 million in commitments provides more than ample capacity at competitive terms to meet our current and future liquidity needs to grow the business.  We appreciate the support and long term commitment that the syndicate of new and existing lenders has demonstrated to the business and our strategy to position 99 Cents Only Stores for long-term growth.”

Royal Bank of Canada, UBS AG and Citizens Business Capital acted as Joint Lead Arrangers on the amendment. The amendment also modifies the interest rate margins payable under the ABL Facility. The initial applicable margin for borrowings under the ABL Facility is 2.0% with respect to base rate borrowings and 3.0% with respect to Eurocurrency rate borrowings, and is subject to adjustment each fiscal quarter.  The amended ABL Facility provides for maturity on April 8, 2021 or the earlier of (a) 90 days prior to the stated maturity date in respect of the Company’s term loan facility (the “Term Loan Facility”) and (b) 90 days prior to the stated maturity date in respect of the Company’s senior unsecured notes (the “Senior Notes”), if there are any obligations outstanding under the Term Loan Facility or the Senior Notes and the final maturity date of either has not been extended to at least 180 days after April 8, 2021.

About 99 Cents Only Stores

Founded in 1982, the Company operates 391 extreme value retail stores with 283 in California, 49 in Texas, 38 in Arizona and 21 in Nevada as of December 14, 2015. The Company is an extreme value retailer of consumable and general merchandise and seasonal products.  For more information, visit www.99only.com.

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature.  Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015 and the Form 10-Q for the fiscal quarter ended October 30, 2015. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Addo Communications

Lasse Glassen

(424) 238-6249

lasseg@addocommunications.com